                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 12/31/00  State #: 391581   FFIEC 032
Address:                100 Broad Street              Vendor ID: D         Cert #: 21377     Page RC-1
City, State Zip:        Columbus, OH 43271            Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      DOLLAR AMOUNTS IN THOUSANDS      C300
                                                                                                                   --------
                                                                                      RCON     BIL MIL THOU
                                                                                      ----     ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                           RCON
                                                                                      ----
     a. Noninterest-bearing balances and currency and coin(1).....................    0081        64,969               1.a
     b. Interest-bearing balances(2)..............................................    0071             0               1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)................    1754             0               2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..............    1773         4,286               2.b
3.   Federal funds sold and securities purchased under agreements to resell.......    1350     1,056,754               3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                       RCON
                                                                                      ----
     RC-C)........................................................................    2122       346,052               4.a
     b. LESS: Allowance for loan and lease losses.................................    3123           372               4.b
     c. LESS: Allocated transfer risk reserve.....................................    3128             0               4.c
     d. Loans and leases, net of unearned income, allowance, and reserve              RCON
                                                                                      ----
        (item 4.a minus 4.b and 4.c)..............................................    2125       345,680               4.d
5.   Trading assets (from Schedule RD-D)..........................................    3545             0               5.
6.   Premises and fixed assets (including capitalized leases).....................    2145        21,835               6.
7.   Other real estate owned (from Schedule RC-M).................................    2150             0               7.
8.   Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)...............................................................    2130             0               8.
9.   Customers' liability to this bank on acceptances outstanding.................    2155             0               9.
10.  Intangible assets (from Schedule RC-M).......................................    2143        13,697              10.
11.  Other assets (from Schedule RC-F)............................................    2160       131,390              11.
12.  Total assets (sum of items 1 through 11).....................................    2170     1,638,611              12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           Bank One Trust Company, N.A.        Call Date: 12/31/00         State #: 391581        FFIEC 032
Address:                       100 East Broad Street               Vendor ID: D                Cert #"  21377         Page RC-2
City, State Zip:               Columbus, OH 43271                  Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                               DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                   ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                          RCON
                                                                                       ----
     from Schedule RC-E, part 1)...............................................        2200         1,410,826         13.a
        (1) Noninterest-bearing(1).............................................        6631           830,363         13.a1
        (2) Interest-bearing...................................................        6636           580,463         13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).....................................
        (1) Noninterest bearing................................................
        (2) Interest-bearing...................................................
14.  Federal funds purchased and securities sold under agreements                      RCFD
     to repurchase:............................................................        2800                 0         14
15.  a. Demand notes issued to the U.S. Treasury...............................        RCON
                                                                                       2840                 0         15.a
     b. Trading Liabilities (from Sechedule RC-D)..............................        RCFD
                                                                                       3548                 0         15.b

16.  Other borrowed money:                                                             RCON
                                                                                       ----
     a. With original maturity of one year or less.............................        2332                 0         16.a
     b. With original maturity of more than one year...........................        A547                 0         16.b
     c. With original maturity of more than three years........................        A548                 0         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...................        2920                 0         18.
19.  Subordinated notes and debentures.........................................        3200                 0         19.
20.  Other liabilities (from Schedule RC-G)....................................        2930            75,186         20.
21.  Total liabilities (sum of items 13 through 20)............................        2948         1,486,012         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................        3838                 0         23.
24.  Common stock..............................................................        3230               800         24.
25.  Surplus (exclude all surplus related to preferred stock)..................        3839            45,157         25.
26.  a. Undivided profits and capital reserves.................................        3632           106,620         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.............................................................        8434                22         26.b
     c. Accumulated net gains (losses) on cash flow hedges.....................        4336                 0         26.c
27.  Cumulative foreign currency translation adjustments.......................
28.  Total equity capital (sum of items 23 through 27).........................        3210           152,599         28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28).............................................        3300         1,638,611         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most

                                                                                               -------------------
                                                                                                           Number
      comprehensive level of auditing work performed for the bank                              N/A
      by independent external auditors as of any date during 1996.............RCFD 6724......              M 1
                                                                                               -------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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